EXHIBIT 99.1

Midland States Bancorp, Inc. Announces Authorization of New $25 Million Stock Repurchase Program

EFFINGHAM, Ill., Dec. 06, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) announced today that its Board of Directors has approved a new stock repurchase program that authorizes the Company to repurchase up to $25 million of its common stock. The new stock repurchase program will become effective on January 1, 2023 and expires on December 31, 2023. The Company’s current stock repurchase program expires on December 31, 2022 and has approximately $18.6 million remaining under the authorization.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “With the upcoming expiration of our current stock repurchase program, we determined it was prudent to authorize a new program that will continue to provide us with the flexibility to make capital allocation decisions that we believe are in the best long-term interests of shareholders. As market conditions change, we will continue to evaluate stock repurchases on a regular basis as part of our balanced approach to capital deployment while ensuring we maintain sufficient capital to support the continued growth of the Midland franchise.”

Stock repurchases under the Company’s authorized program may be made from time to time on the open market, in privately negotiated transactions, or in any other manner that complies with applicable securities laws, at the discretion of the Company. The timing of purchases and the number of shares repurchased under the program is dependent upon a variety of factors including price, trading volume, corporate and regulatory requirements, and market conditions. The repurchase program may be suspended or discontinued at any time without notice.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2022, the Company had total assets of approximately $7.81 billion, and its Wealth Management Group had assets under administration of approximately $3.45 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7566